Estimated Net Asset Value Presentation March 2022 Exhibit 99.1

General Notices This is not an offer to sell nor a solicitation of an offer to buy shares of the company. This piece is for general information purposes only and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. This presentation may include forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. Undue reliance should not be placed on forward-looking statements. An investment in the company is subject to significant risks, some of which are summarized below in the “Risk Factors” section of this piece. See also, “Risk Factors” in the company’s public filings for a more detailed description of the risks associated with an investment in the company.

Risk Factors Investing in a non-traded real estate investment trust (REIT) is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed. Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares in the near future. Stockholders will bear the economic risks of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, it would likely be at a substantial loss of the amount invested. From April 1, 2013 through Dec. 31, 2016, the advisor provided expense support to the company by foregoing the payment of fees in cash in exchange for shares of restricted stock for services as defined in the Expense Support and Restricted Stock Agreement. The expense support amount is calculated and determined on a cumulative year-to-date basis and may be terminated at any time by the advisor. Decreases in the support amount from the advisor will reduce our cash flow available for distributions and other costs. The use of leverage to acquire assets may hinder the company’s ability to pay distributions and/or decrease the value of stockholders’ investment.

Risk Factors There are significant risks associated with the senior housing and healthcare sectors including market risk impacting demand, litigation risk and the cost of being responsive to changing government regulations. The company relies on its advisor and the advisor’s affiliates to conduct operations. The company is obligated to pay substantial fees to its advisor, managing dealer, and their respective affiliates based upon agreements which have not been negotiated at arm’s length. These fees could influence their advice and judgment in performing services. Certain officers and directors of the advisor also serve as the company’s officers and directors, as well as officers and directors of competing programs, resulting in conflicts of interest. Those persons could take actions more favorable to other entities than to the company. The company has paid distributions on a quarterly basis; however, there is no guarantee of the amount of future distributions, or if distributions can be sustained at all. The amount and basis of distributions are determined by and at the discretion of the board of directors and are dependent upon a number of factors, including but not limited to, expected and actual net operating cash flow, funds from operations, financial condition, capital requirements, avoidance of volatility of distributions, and retaining qualification as a REIT for federal income tax purposes.

Our estimated net asset value (NAV) per share is based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct. You should not rely upon our estimated NAV as representative of the amount that might be paid to you for your shares in a market transaction, or in a liquidity event. Forces that influence real property values including social trends, economic circumstances, governmental controls and regulations and environmental conditions, such as COVID-19, can significantly affect the appraised properties value. Our valuation consultant has considered the known impacts of COVID-19 in its analysis as of the valuation date however the effects and risks of COVID-19 on the appraised properties’ operations and financial condition remains uncertain. In determining our estimated NAV per share, we relied upon a valuation of our portfolio of properties as of Dec. 31, 2021. Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated value to the company of our equity in our portfolio may not reflect the amount that would be realized upon a sale of each of our properties. We intend to conduct annual year-end valuations in accordance with our valuation policy. If we do not perform a subsequent calculation of the NAV per share of our shares, you may not be able to determine the net asset value of your shares on an ongoing basis. The estimated NAV per share is only an estimate and is based on numerous assumptions and estimates with respect to industry, business, economic and regulatory conditions, all of which are subject to changes. Throughout the valuation process, the valuation committee, the company’s advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. Valuation Disclosures

Welcome Estimated NAV Details Business Update Next Steps

Business Update Through March 21, 2022 Portfolio performance & COVID-19 impact Strategic property dispositions Continued deleveraging of the portfolio & focus on financial strength First quarter 2022 distributions Strategic alternatives for liquidity

Portfolio by the Numbers Data as of Dec. 31, 2021, unless otherwise noted. 1 CNL Healthcare Properties’ total real estate investment is approx. $1.77B of the approx. $1.80B collective real estate investment of the company and its joint venture partners. Total Investment $1.80B1 Leverage Ratio 31.8% Average Effective Asset Age 12.6 years Number of States 26 Seniors Housing Portfolio Composition By Units

Historical Estimated Net Asset Value Recap



Offering closed to new investors
$2.00 / share Spec. Distribution
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Net Asset Value
Public Offering Price

This valuation has been determined with the assistance of a third party, which is aligned to be in accordance with IPA guidelines. The IPA is a trade industry organization. There is no assurance that the IPA Guidelines are acceptable under ERISA, or to the SEC or to FINRA for compliance with reporting requirements. The estimated figures for per share valuation are not the amount an investor is expected to receive now or at any time in the future. The company's estimated NAV will vary. Given these uncertainties, do not place undue reliance on such statements that are dependent on assumptions, data and/or methods that may be incorrect, imprecise or unrealized. An investor's actual return is unknown until a share redemption or a liquidity event occurs.

For the years ended Dec. 31, 2021, 2020, 2019 and 2018 (excluding the special cash distribution paid during the year ended Dec. 31, 2019), approximately 100%, 100%, 100% and 83% respectively of regular cash distributions were covered by operating cash flow and approximately 0%, 0% and 17.0% respectively of regular cash distributions were funded with borrowings under the company's credit facilities. For the years ended 2017, 2016, 2015, 2014 and 2013, approximately 91%, 94%, 45%, 34% and 13%, respectively, of total distributions were covered by operating cash flow and approximately 9%, 6%, 55%, 66% and 87%, respectively, were funded by offering proceeds. Distributions are not guaranteed in frequency or amount.

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CNL Healthcare Properties

Estimated Net Asset Value (NAV) 1 There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with valuation or reporting requirements. Please see the Form 8-K for complete details. Consistent with IPA Guidelines1 & company valuation policy Included estimated transaction costs Independent valuation firm: Robert A Stanger & Co., Inc. Individual property appraisals Income approach with discounted cash flow analysis and/or direct cap analysis Range provided by adjusting discount rates, direct cap and terminal cap rates up and down by 25bps and stressing up and down 5% Disclosure of key assumptions & methodology Outside of IPA guidelines but consistent with approach taken since 2018 when strategic alternatives were announced

Methodology & Assumptions Discounted cash flow analysis and/or a direct capitalization analysis (except for the land) Adjusted for capital needs, lease-up costs and surplus land, as appropriate Adjusted for company and JV interests, including priority distributions Appraised Assets Valued based on the executed sale agreement Sale Property 0.57% increase in appraised value

Methodology & Assumptions Cash, Other Assets & Liabilities Fair value estimated to approximate net realizable value as of the valuation date, based upon our balance sheet Fair market value estimated using a discounted cash flow analysis and based on pricing for similar instruments, as of the valuation date Debt

Discount and Capitalization Rates 1 The weighted average capitalization rate, discount rates and terminal capitalization rates are weighted on net operating income. Range Min Max Weighted Avg.1 Direct capitalization rate Not Utilized Discount rate 6.75% 9.00% 8.05% Terminal capitalization rate 5.75% 7.75% 6.97% Direct capitalization rate 6.75% 7.25% 7.07% Discount rate 9.75% 10.50% 10.18% Terminal capitalization rate 8.75% 9.50% 9.18% MANAGED LEASED

8-K Sensitivity 5% Decrease NAV midpoint by $0.56 per share 5% Increase NAV midpoint by $0.62 per share Impact of 5% or 5% on capitalization rates, discount rates and land price PSF

Stanger varied the discount rate, direct and terminal capitalization rates, by 25 bps in either direction Valuation Range and Midpoint The estimated NAV is based upon assumptions and estimates believed to be accurate on Dec. 31, 2021. Data is subject to change. Please see the Form 8-K for complete details. Impact of low end of range on NAV: $0.41 The resulting NAV per share range was $6.99 to $7.78 Impact of high end of range on NAV: $0.38

Estimated NAV Per Share Build-Up 1 Reflects a hypothetical orderly sale of the company’s assets. 2 The estimated NAV per share is a snapshot in time and is not necessarily indicative of the value the company or stockholders may receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share includes an estimate for transaction costs but excludes debt prepayment penalties, which can materially reduce realized returns. This methodology is consistent with IPA guidelines. 3 Excludes the advisor’s restricted shares for the year ending Dec. 31, 2021. There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with valuation or reporting requirements. Please see the Form 8-K for complete details. Table of Value Estimates for Components of Net Asset Value (as of Dec. 31, 2021)     Value ($ in 000’s)   Per Share Same store real estate assets (net)   $1,846,940   $10.62 Unconsolidated subsidiaries 20,982 0.12 + Cash, cash equivalents and other assets 68,535 0.39 - Fair market value of debt   (593,411)   (3.41) - Other liabilities and noncontrolling interests (37,013)_ (0.21) Estimated NAV $1,309,073 $7.51 Estimated transaction costs1 (23,942) (0.14) Estimated NAV (net of transaction costs)2   _ _$1,282,091   $7.37 Share count of 173.96 million3 Estimated NAV per share range: $6.99-$7.78

Continued focus on financial flexibility, balance sheet strength and forward-looking liquidity As market forces permit, further engage in the pursuit of achieving ultimate shareholder liquidity Maximize property-level cash flows and operating performance2 What’s Next?1 1 There is no assurance these objectives will be met. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. Investors should not place undue reliance on forward-looking statements. 2 For the year ended Dec. 31,2021, 2021, 100 percent of regular cash distributions were covered by operating cash flow as defined by GAAP. Distributions paid from sources other than operating cash flow, now and in the future, are not sustainable and can reduce stockholders’ overall return.

Investors Please consult your financial professional or visit cnlhealthcareproperties.com. Financial Professionals Please contact our managing dealer, CNL Securities, member FINRA/SIPC at 866-650-0650 or visit cnlsecurities.com